                                                                  EXHIBIT 10.53*

     AGREEMENT made this 28th day of March 1996, by and between INSCI CORP., having its principal place of business at Two Westborough Business Park, Westborough, Massachusetts 01581 (hereinafter referred to as "EMPLOYER") and GEORGE J. TRIGILIO, Jr., residing at 4305 Temora Manor lane, Ellicott City Maryland 21042 (hereinafter referred to as "EMPLOYEE").

                                  WITNESSETH:
                                  -----------

     WHEREAS, the EMPLOYER is engaged in the business of marketing and development of COLD and related technology.

     WHEREAS, the EMPLOYER is desirous of employing EMPLOYEE; and

     WHEREAS, in the opinion of the Board of Directors of EMPLOYER, the success of the business operations of the EMPLOYER is contingent upon the performance of the EMPLOYEE and in order to insure and provide for the terms and conditions of EMPLOYEE's employment;

     NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL COVENANTS AND CONDITIONS HEREINAFTER SET FORTH, THE PARTIES AGREE AS FOLLOWS:

     FIRST: All prior understandings and/or Agreements between the parties are hereby deemed superseded and incorporated into the provisions of this Agreement.

     SECOND: The EMPLOYER does hereby employ, engage and hire the EMPLOYEE as Executive Vice President of EMPLOYER for a period commencing March 29, 1996, and terminating March 31, 1998.

     THIRD: The EMPLOYEE agrees that he will at all times faithfully, industriously and to the best of his ability, experience and talent, perform all of the duties that may be required of and from him pursuant to the expressed and implicit term hereof.

     FOURTH: The EMPLOYER shall pay to the EMPLOYEE and the EMPLOYEE agrees to accept from the EMPLOYER in full payment for the EMPLOYEE's services hereunder, compensation at the annual minimum rate of $100,000 per year, as well as yearly vacation of three weeks. Additionally, EMPLOYEE shall be further entitled to commissions, bonuses, stock options and car allowance which is annexed hereto as Exhibit "1" to the within Agreement and made a part hereof.

     FIFTH: On or about April 1, 1997, the Company shall pay EMPLOYEE a Stock Award, as per Exhibit I annexed hereto, in the form of shares of Common Stock of the Company ("Stock Award") which shares the Company will use its best efforts to register with the U.S. Securities and Exchange Commission within 120 days of the date hereof (the share price will be computed at the 10-day average closing price of the Company's fiscal year ended 3/31/97), provided that a minimum of $1.5 million in sales is earned by the Company. EMPLOYEE understands and agrees that, in the event a minimum of $1.5 million in sales as defined in Exhibit I is not earned by the Company for the period ending 3/31/97, then and in that event, EMPLOYEE will not be entitled to receive any Stock Award. In the further event that a minimum of $2.0 million in sales is earned by the Company from sales, then in that event, Company shall pay EMPLOYEE an additional Stock Award in the form of shares of Common Stock in the Company. In the further event that sales described hereinabove are greater than $1.5 million but less than $2.0 million, then in that event, the Company will pay EMPLOYEE an additional amount in accordance with Exhibit I pro rated in the form of shares of Common Stock in the Company. EMPLOYEE agrees that in no event will more than 15% of gross amount of said shares be sold in any quarterly period for a period of two (2) years from the date of issuance.

     SIXTH: The EMPLOYEE shall devote all of his working time, attention, knowledge and skill solely and exclusively to the business and interest of the EMPLOYER and the EMPLOYER shall be entitled to all benefits, emoluments, profits or other issues arising from or incidental to any or all work, services and advice of the EMPLOYEE and the EMPLOYEE expressly agrees that he will not during the term hereof, be interested directly or indirectly, in any form, fashion or manner, as a partner, officer, director, stockholder, advisor, or employee in any other business similar to the business of the EMPLOYER. Nothing herein contained shall, however, limit the rights of the EMPLOYEE to own up to 5% of the capital stock or other securities of any corporation whose stock or securities are publicly owned or traded regularly on a public exchange or in the over-the-counter market nor shall anything herein contained be deemed to prevent the EMPLOYEE from investing, or limiting the EMPLOYEE's rights to invest, in other businesses not allied with the business of the EMPLOYER as long as EMPLOYEE continues to devote all of his working time, attention, knowledge and skill solely and exclusively to the business and interest of the EMPLOYER.

     SEVENTH: During the course of EMPLOYEE's employment under the terms and conditions of this contract, and for two (2) years thereafter, the EMPLOYEE further specifically agrees that he will not, at any time, in any fashion, form or manner, either directly or indirectly, divulge, disclose or communicate to any person, firm or corporation, in any manner whatsoever, any proprietary information of any kind, nature or description concerning any matters affecting or relating to the business of the EMPLOYER, including, without limiting the generality of the foregoing, any of its customers, its manner of operations, its plans, processes, programs, or other data of any kind, nature or description without regard to whether any or all of the foregoing matters shall be deemed confidential, material or important. The parties hereto stipulate that as between them the same are important, material, confidential and gravely affect the effective and successful conduct of the business of the EMPLOYER and its good will, and that any breach of the terms of this paragraph is a material breach thereof, except where the EMPLOYEE shall be acting on behalf of the EMPLOYER. EMPLOYEE understands and agrees that in the event the EMPLOYEE violates the terms and conditions as stated in the within paragraph, that he will be subject to an injunction and damages, and understands and agrees that EMPLOYER's only immediate remedy to prevent further or continued damages will be a petition for injunctive relief.

     EMPLOYEE further understands and agrees that EMPLOYER, in entering into the within agreement, is relying upon EMPLOYEE's representation and warranty that all trade secrets and other proprietary information of EMPLOYER will be kept strictly confidential by EMPLOYEE and not utilized by EMPLOYEE in any manner whatsoever other than on EMPLOYER's behalf and during the course of EMPLOYEE's employment with EMPLOYER. EMPLOYEE agrees that the software designated, Augusta and Ultra and any other software related products are proprietary property of EMPLOYER and that EMPLOYEE will in no event directly or indirectly disclose or utilize said information in competition with EMPLOYER, and that in addition for a period of 18 months from the term of the within Agreement will not compete directly or indirectly with EMPLOYER with respect to EMPLOYER's software products and any confidential or proprietary information obtained by EMPLOYEE during the course of his employ with EMPLOYER.

     EIGHTH: It is expressly understood and agreed that the terms of this Agreement, except for Paragraph Sixth, shall terminate prior to March 31, 1998, upon the happening of the following events:

     (a) Automatically and without notice upon the death of the EMPLOYEE; it is also agreed that EMPLOYEE will be entitled to three months' base salary as severance pay plus any earned and unpaid base salary, bonus, Stock Award, and commission override through the date of death plus any accrued and unused vacation, all of which shall be payable to EMPLOYEE's estate.:

     (b) Persistent absenteeism on the part of the EMPLOYEE, however, such absenteeism is not to include absenteeism as a result of ill health;

     (c) Deliberate and willful failure to perform normal services and duties required of EMPLOYEE pursuant hereto except if the performance of such duties or services would result in a breach of EMPLOYEE's fiduciary responsibility or violate local, state or federal law.

     (d) Conviction of a felony involving moral turpitude;

     (e) Total or partial disability of the EMPLOYEE for a period of four (4) consecutive months so that he is prevented from performing a substantial part of his duties;/ it being further understood and agreed that any proceeds received by EMPLOYER from a policy of disability benefits insurance or any other proceeds received from any Federal, State or Municipal agency of government will be a credit to the amount of compensation paid to EMPLOYEE by EMPLOYER; it is also agreed that EMPLOYEE will be entitled to any earned and unpaid base salary, bonus, Stock Award, and commission override through date of termination, plus any accrued and unused vacation;

     (f) Fraudulent misconduct of the EMPLOYEE, and

     (g) In the event that EMPLOYEE demonstrates gross professional incompetence in performing the tasks and jobs assigned to him by the EMPLOYER, then in that event, EMPLOYER will afford written notice to EMPLOYEE of EMPLOYEE's such non-performance, and thereafter, EMPLOYEE will have thirty (30) days to cure any timely claim of unsatisfactory performance. In the further event that EMPLOYEE does not cure the claim of unsatisfactory performance, then in that event, EMPLOYER will pay three months' severance pay to EMPLOYEE in full satisfaction of its obligation under the within Employment Agreement, except that EMPLOYEE will nonetheless be entitled to receive all shares of stock as provided for herein based upon the attainment of minimum sales objectives, as defined herein.

     NINTH: EMPLOYER agrees that EMPLOYEE will be entitled to such fringe benefits as are afforded to key employees of EMPLOYER during the term of the agreement. Such as Exhibit II attached hereto.

     TENTH: This Agreement contains the total and entire agreement between the parties and shall, as of the effective date hereof, supersede any and all other agreements between the parties. The parties acknowledge and agree that neither of them has made any representations that are not specifically set forth herein, and each of the parties hereto acknowledges that he or it has relied upon his or its own judgment in entering into the same.

     ELEVENTH: Attorneys' Fees
     In the event of any action or proceeding brought by either party against the other under this Agreement, the prevailing party shall be entitled to recover its expenses and costs, including attorney's fees and expert witness fees in such action or proceeding, and including costs of appeal, if any, in such amount as the court may adjudge reasonable.

     TWELFTH: The parties hereto do further agree that no waiver or modification of this Agreement or of any convenant, condition or limitation herein contained, shall be valid, unless in writing and duly executed by the party to be charged therewith and that no evidence of any proceedings or litigation between either of the parties arising out of or affecting this Agreement or the rights and obligations of any party hereunder shall be valid and binding unless such waiver or modification is in writing, duly executed, and the parties further agree that the provisions of this paragraph may not be waived except as herein set forth.

     THIRTEENTH: The parties hereto agree that it is their intention and covenant that this Agreement and the performance hereunder shall be construed in accordance with and under the laws of the State of Massachusetts and that the terms hereof may be enforced in any court of competent jurisdiction in an action for specific performance which may be instituted under this Agreement.

     FOURTEENTH: The parties agree that in the event of any dispute and/or controversy arising out of this Agreement, that they will submit to and be bound by the rules and regulations of the American Arbitration Association which is to be held in the State of Massachusetts, except in the case in an action for injunction which may be brought by EMPLOYER in an appropriate Court or court as warranted.

     FIFTEENTH: EMPLOYEE warrants and represents to EMPLOYER that EMPLOYEE has had sufficient and adequate opportunity to consult with EMPLOYEE's counsel concerning the within agreement and is aware that EMPLOYER is relying upon the within representation concerning entering into the agreement herein.

     SIXTEENTH: All notices required or permitted to be given by either party hereunder shall be in writing and mailed by registered mail, return receipt requested and by regular mail to the other party addressed as follows:

          If to EMPLOYER at:

               INSCI CORP.
               Two Westborough Business Park
               Westborough, MA 01581

          If to EMPLOYEE at:

               INSCI CORP.
               5300 Dorsey Hall Drive - 150
               Ellicott City, Maryland 21042

     Any notice mailed as provided above shall be deemed completed on the date of receipt, or five (5) days from the postmark on said postal receipt.

     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day, month and year first above written.

                                                  Employer:

                                                  INSCI CORP.

                                             By:  ________________(SEAL)
                                                  E. Ted Prince
                                                  President

                                                  Employee:

                                                  ________________(SEAL)
                                                  George J. Trigilio, Jr.

     EMPLOYER agrees to provide a quarterly statement to EMPLOYEE of all commissions due and stock options granted, based upon the amount of options earned as per the annexed Exhibit.

     EMPLOYEE acknowledges that he has been provided with a copy of the Stock Option Plan of EMPLOYER and agrees to be bound by all terms and conditions as set forth in the S-8 Registration Statement filed by EMPLOYER with respect to said Stock Option Plans and the underlying sales in connection with said Plan.

                                                  Employer:

                                                  INSCI CORP.

                                          By: /s/ E. Ted Prince          (SEAL)
                                                  -----------------------
                                                  E. Ted Prince
                                                  President

                                                  Employee:

                                          By: /s/ George J. Trigilio, Jr.(SEAL)
                                                  -----------------------
                                                  George J. Trigilio, Jr.

                                   EXHIBIT I

Salary -
- --------
$100,000 per annum plus car allowance of $450, per month

Commission Override -
- ---------------------
o 1% of sales up to $1,500,000
o Plus 2.5% of sales between $1,500,001 and $2,000,000
o Plus 5% of sales over $2,000,000

Profit Performance Incentive -
- ------------------------------
15% of profit contribution which is defined as Operating Income

One Time Incentive Bonus -
- --------------------------
o $10,000 upon receipt of a acceptance with the Air Force (new contract $500,000 minimum)
o $50,000 (inclusive of $10,000 Air Force bonus) for attainment of $1,500,000 in net revenue
o plus $25,000 for attainment of $2,000,000 in net revenue
o plus $25,000 for attainment of $2,500,000 in net revenue

Incentive Stock Options (The option price = close price as of date of the Agreement -
- --------------------------------------------------------------------------
An aggregate amount of 300,000 options vested as follows:
o 25,000 upon receipt of an Air Force signed contract of $500,000 or greater
o 25,000 upon of a acceptance of the above referenced Air Force project
o 100,000 (inclusive of the two 25,000 options that may have vested above) upon attainment of $1,000,000 sales
o 150,000 upon attainment of $1,500,000 sales
o 50,000 upon attainment of $2,000,000 sales

One Time Stock Award -
- -----------------------
o $227,778 payable in the form of INSCI common stock upon attainment of $1,500,000 sales
o $135,186 payable in the form of INSCI common stock upon attainment of $2,000,000 sales
o The stock price for calculating the number of shares is the 10 day average closing price that precedes the end of INSCI's fiscal year ended 3/31/97.

Sales is defined as gross sales inclusive of a maximum of 10% in third party expense e.g. $1,500,000 sales with $150,000 or less in third party expense. Any excess above 10% in third party expense is treated as an offset for all calculations e.g. $1,750,000 with $200,000 in third party expense results in an adjusted sales attainment of $1,725,000 ($1,750,000 less $25,000 which is the difference between actual $200,000 in third party expense and the maximum $175,000 (10%).

Sales include the sale of all Courtland products into Courtland channels and INSCI channels as well as sales of all INSCI products into Courtland channels.

                                   EXHIBIT II

                                  INSCI CORP.
                                BENEFITS SUMMARY


Health Insurance - Guardian Insurance Company:
        Employee contribution:          Medical         Dental
                Family (biweekly)       $133.34         $13.80
                Single (biweekly)       $ 29.81         $ 3.75

100% Company paid:
        Life insurance (annual salary to maximum of $50,000)
        Short-term disability insurance
        Long-term disability insurance

Sick days - six per year

Holidays - eleven paid holidays per year

Vacation - accrues at the rate of two weeks during first three years of service, then three weeks for four to five years of service, and four weeks after five years

401K Plan - eligible at start of next calendar quarter, Putnam Fund, no Company matching

Section 125 Cafeteria Plan - ensures advantageous income tax treatment for health insurance premiums, non-covered health expenses and childcare expenses

Stock Option Plan - participation by everyone in the Incentive stock option plan

Automatic Deposit - payroll deposited directly at your bank every other week

                                     INSCI
                              BENEFIT EXPLANATION
                         "JUNE 1, 1995 EFFECTIVE DATE"

LIFE/AD&D INSURANCE                         GUARDIAN LIFE
- -------------------                         --------------
Any Eligible Employee                       1x annual earnings; maximum $50,000

MEDICAL INSURANCE                           GUARDIAN LIFE
- -------------------                         --------------
                                                (PPC)
                                         INSYSTEM      OUTSYSTEM
                                         --------      ---------

Hospital Expenses
  Inpatient                                100%         Ded./80%
  Emergency Room                           100%         Ded./80%

Doctors Services
  Inpatient                                100%         Ded./80%
  Office Visits                         $10 Copay       Ded./80%

X-Ray & Lab Expenses                       100%         Ded./80%

Preventive Care                         $10 Copay       Ded./80%

Prescriptions                               $5 Generic/Brand

Pre-admission Review                    Included        Included

ALL OTHER ELIGIBLE EXPENSES
- ---------------------------

Deductible (cal. yr.)
  Individual                              None              $300
  Family (limit)                          None              $650

Coinsurance                               100%               80%

Out-of-Pocket Maximum
  (including deductible)
    Individual                          Copayments       $  800
    Family (limit)                      Copayments       $2,150

Maximum                                       Unlimited

Pre-existing Condition
  Currently Insured Employees              Full Transfer Wording
  New Hires.                                        3/12

DENTAL INSURANCE
- ----------------
  See Guardian Brochure

                                     INSCI
                              BENEFIT EXPLANATION
                         "JUNE 1, 1995 EFFECTIVE DATE"

SHORT TERM DISABILITY INSURANCE             PHOENIX/HOME LIFE
- -------------------------------             -----------------

Benefit Weekly                               60% to max. $1,500
Commences:
   Accident                                       8th Day
   Illness                                        8th Day
   Duration                                       13 Weeks

Partial Disability Coverage                      Included

LONG TERM DISABILITY INSURANCE             PHOENIX/HOME LIFE
- ------------------------------             -----------------

Benefit Monthly                            60% to max. $7,500

Elimination Period                         90 Days

Duration (ADEA #1)                         To age 65

Definition of Disability                   Unable to perform the duties of your
                                           regular occupation. Total disability
                                           never required.

Residual Disability Coverage               Included

Social Security Offset                     Full Family

Mental & Nervous Limitation                2 Years

Alcoholism/Drug Abuse Limitation           2 Years

Pre-existing Condition
  Currently Insured Employees              Full Transfer Wording
  New Hires                                3/12

Survivor Benefit                           3 Months

                                  INSCI CORP.
                             1996 HOLIDAY SCHEDULE

                        New Year's                    1/1/96

                        President's Day               2/19/96

                        Memorial Day                  5/27/96

                        Independence Day              7/4/96
                        July 4th - day after          7/5/96

                        Labor Day                     9/2/96

                        Thanksgiving Day              11/28/96
                        Thanksgiving (day after)      11/29/96

                        Christmas                     12/25/96

Everyone also receives two "floating" holidays in addition to the above. Your supervisor must approve these in advance of your taking them.

                                                                        12/4/95
INSERT NEW EXHIBIT 10.53


EMPLOYMENT CONTRACT WITH GEORGE TRIGILIO, JR.